Exhibit 23.1
                         Consent of Grant Thornton LLP
                         -----------------------------


We have issued our report dated April 11, 2000 accompanying the consolidated financial statements of American Enterprise.Com, Corp. and subsidiaries appearing in the Annual Report of the Company on Form 10-KSB for the year ended December 31, 1999 which is incorporated by reference in this Form S-8 Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.






Grant Thornton LLP


Tampa, Florida
April 11, 2000